EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-60151, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035, Post-Effective Amendment No. 4 to Registration Statement No. 333-04505, Post-Effective Amendment No. 7 to Registration Statement No. 33-84578, Registration Statement No. 333-124296, and Registration Statement No. 333-166303 on Form S-3, and Registration Statement No. 333-168541 on Form S-8 of our reports dated February 27, 2012, relating to the financial statements of AK Steel Holding Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income), and the effectiveness of AK Steel Holding Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
February 27, 2012